UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 6, 2013

ALLISON TRANSMISSION HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35456	26-0414014
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Allison Way, Indianapolis, Indiana	46222
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (317) 242-5000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.

On August 6, 2013, Allison Transmission Holdings, Inc. (the “Company”) announced today that it has priced and upsized its secondary offering from 16,600,000 to 20,700,000 shares of common stock by investment funds affiliated with The Carlyle Group and Onex Corporation (the “Sponsors”), of which 16,000,000 are being sold to the public at $22.00 per share to the public. The Sponsors have granted the underwriters an option to purchase up to 3,105,000 additional shares at the public offering price, less the underwriting discounts and commissions. All of the shares of common stock offered are being sold by the Sponsors. The Company will not receive any proceeds from the sale of shares by the Sponsors in this offering, including from any exercise by the underwriters of their option to purchase additional shares.

Subject to completion of the offering, the Company will repurchase from the underwriters 4,700,000 of the 20,700,000 shares of common stock being sold by the Sponsors. The Company’s per-share purchase price for the repurchased shares will be the same as the per-share purchase price payable by the underwriters to the Sponsors. The Company’s press release issued in connection with the offering is furnished as Exhibit 99.1 to this report.

The foregoing information is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number:	Description

99.1	Press release dated August 6, 2013

Safe Harbor Statement

The statements in this release state the Company’s and management’s intentions, beliefs, expectations or projections of the future and are forward-looking statements. It is important to note that the Company’s actual results could differ materially from those projected in such forward-looking statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Allison Transmission Holdings, Inc.
Date: August 6, 2013

	By:	/s/ Eric C. Scroggins
	Name:	Eric C. Scroggins
	Title:	Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number:	Description

99.1	Press release dated August 6, 2013